UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): May 18, 2005

                     Pacificap Entertainment Holdings, Inc.
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             (Exact name of registrant as specified in its charter)



          Nevada                      000-31048                33-0766069
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(State or other jurisdiction   (Commission File Number)      (IRS Employer
     of incorporation)                                       Identification No.)

       9150 Wilshire Boulevard, Suite 242, Beverly Hills, California 90212
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              (Address of principal executive offices and Zip Code)

        Registrant's telephone number, including area code (310) 246-0090

                                   Copies to:
                             Gregory Sichenzia, Esq.
                              Andrea Cataneo, Esq.
                       Sichenzia Ross Friedman Ference LLP
                           1065 Avenue of the Americas
                            New York, New York 10018
                              Phone: (212) 930-9700
                               Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

     On May 18, 2005, we amended (the "Amendment") our acquisition agreement we executed on December 21, 2004, to acquire all of the intangible assets and certain liabilities of Battleship VFX, Inc. ("Battleship"), which were acquired through a wholly-owned subsidiary of ours. Pursuant to the Amendment, we agreed to issue Brenda Michel, the owner of Battleship, an aggregate of 10 million shares of our common stock for the acquisition of Battleship. Ms. Michel agreed to give up her anti-dilution rights. Furthermore, we agreed to provide $210,000 in funding for Battleship's operations and $25,000 for legal fees. All revenues generated by Battleship in the future will be utilized solely for Battleship's operations, and Battleship agreed that upon receipt of $250,000 in gross revenues, Battleship will re-pay us $25,000 for our legal expenses.

     Furthermore, we agreed, through our wholly-owned subsidiary, to enter into an employment agreement with Ms. Michel, pursuant to which we will employ Ms. Michel for a term of five years at a salary of $150,000 per year. The employment agreement will automatically renew for three years terms thereafter. We can terminate Ms. Michel for cause if she is found by a court to have engaged in willful misconduct, gross negligence or convicted of a crime that constitutes a felony. In the event we terminate Ms. Michel's contract for any reason other than cause, we are obligated to pay Ms. Michel an amount equal to three times the aggregate of all salary and bonus payments paid or payable during the most recent term.

     Ms. Michel shall have a call right exercisable at any time for any reason, to buy-back all of the assets of Battleship from our subsidiary at a buy-back price of $660,000. In the event that we terminate Ms. Michel for cause, the right to buy-back the Battleship assets shall terminate.

     In the event that we breach our agreement or Amendment with Battleship and Ms. Michel or we terminate Ms. Michel's contract for any reason other than cause, such event will automatically trigger the buy-back of the Battleship assets by Ms. Michel from us, with the buy-back price to be offset by our liquidated damages payment to Ms. Michel in the amount of the buy-back price.

     All other provisions of the original Agreement not modified in the Amendment remain in full force and effect.

Item 9.01 Financial Statements and Exhibits.

     (a)  Financial statements of business acquired.

          Not applicable.

     (b)  Pro forma financial information.

          Not applicable.

     (c)  Exhibits.

Exhibit
Number                                  Description
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10.1           Amendment  to Asset  Acquisition  Agreement,  executed on May 18,
               2005, by and between Pacificap Entertainment Holdings, Inc. and Brenda Michel.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    Pacificap Entertainment Holdings, Inc.


Date: May 24, 2005              /s/ EDWARD LITWAK
                                    -------------
                                    Edward Litwak
                                    President

If Pacificap is in agreement with the foregoing proposal for Amendment, please have an authorized Pacificap officer sign hereto with Pacificap Board approval and I will arrange for countersignature signature indicating agreement by Brenda.

Regards,

/s/ TRAVIS L. GERING
    ----------------
    Travis L. Gering

cc:      Brenda Michel


AGREED:

Pacificap Entertainment Holdings, Inc.

By:  /s/ ED LITWAK
         ---------
         Name: Ed Litwak
         Title: President


/s/ BRENDA MICHEL
    -------------
    Brenda Michel